UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BREITBURN ENERGY PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-3169953
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Units representing limited partner interests	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134049

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in BreitBurn Energy Partners L.P. (the “Registrant”) will be set forth under the captions “Prospectus Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-134049), initially filed with the Securities and Exchange Commission on May 12, 2006.  Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-134049), as filed with the Securities and Exchange Commission on May 12, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.

Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the Prospectus) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP, LLC,
its General Partner

	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer and Director

September 29, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-134049), as filed with the Securities and Exchange Commission on May 12, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.

Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the Prospectus) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).